UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

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CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

July     , 2017

Dear Stockholder:

You are cordially invited to attend an annual meeting of stockholders of CytoDyn Inc. (the “Company”) to be held at 9:00 a.m., Pacific Time, on Thursday, August 24, 2017, at the Hilton Vancouver Washington, 301 W. 6th Street, Vancouver, Washington 98660.

Matters to be presented for action at the meeting include (i) the election of directors, (ii) a proposal to amend certain provisions of the 2012 Equity Incentive Plan, including an increase in the number of shares of capital stock authorized for issuance under the 2012 Equity Incentive Plan, as further described in the enclosed proxy statement, (iii) a proposal to authorize our board of directors to effect a reverse stock split, at its discretion, and reduce the number of authorized shares of our common stock to 200,000,000, as further described in the enclosed proxy statement, (iv) a proposal to increase the number of authorized shares of our common stock to 375,000,000, if our stockholders do not approve, or our board of directors determines not to effect, the reverse stock split, (v) a proposal to amend our Certificate of Incorporation to eliminate a provision that permits the removal of our directors only with cause, (vi) ratification of the selection of our auditors and (vii) an advisory vote on our executive compensation. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are excited about the future of our company, and we look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy, or submit your proxy by telephone or Internet as instructed on the enclosed proxy card. If you are a stockholder of record and attend the meeting in person, you may revoke your proxy and vote at the meeting if you wish.

Sincerely,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

CYTODYN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AUGUST 24, 2017

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at the Hilton Vancouver Washington, 301 W. 6th Street, Vancouver, Washington 98660, on Thursday, August 24, 2017, at 9:00 a.m., Pacific Time.

Only stockholders of record at the close of business on July 10, 2017, will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

The Annual Meeting is being held to consider and vote on the following matters:

1.	Election of eight directors;

2.	Approval of a proposal to amend certain provisions of the 2012 Equity Incentive Plan as described in the enclosed proxy statement, including an increase in the number of shares of capital stock authorized for issuance under the 2012 Equity Incentive Plan from 7,000,000 to 15,000,000;

3.	Approval of a reverse stock split at a ratio of any whole number between one-for-two and one-for-ten, as determined by our board of directors, and simultaneously reduce the total number of authorized shares of common stock to 200,000,000, at any time before August 24, 2018, if and as determined by our board of directors;

4.	Approval of a proposal to increase the total number of authorized shares of common stock to 375,000,000, if our stockholders do not approve, or our board of directors determines not to effect, the reverse stock split;

5.	Approval of a proposal to amend the Company’s Certificate of Incorporation to eliminate a provision that permits the removal of the Company’s directors only with cause;

6.	Ratification of the selection of Warren Averett, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2018;

7.	A non-binding advisory vote to approve our executive compensation; and

8.	The transaction of any other business as may properly come before the Annual Meeting or any postponements or adjustments thereof.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a stockholder of record and attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

The board of directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

By Order of the Board of Directors

Michael D. Mulholland

Chief Financial Officer, Treasurer, and

Corporate Secretary

Vancouver, Washington

July     , 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON AUGUST 24, 2017:

The proxy statement for the 2017 annual meeting of stockholders and 2017 annual report to stockholders are available at www.cytodyn.com.

CYTODYN INC.

PROXY STATEMENT 2017 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at the annual meeting of stockholders to be held on August 24, 2017 (the “Annual Meeting”), and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately July     , 2017.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $7,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of common stock voted at the Annual Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is properly returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR the election of all nominees for director, as well as “FOR” Proposals 2, 3, 4, 5, 6 and 7. If a stockholder of record attends the Annual Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee if you wish to determine the voting of your shares.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

If you have additional questions, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later-dated proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on July 10, 2017, are entitled to one vote at the Annual Meeting for each share of common stock, par value $0.001 per share (“Common Stock”), of the Company then held by each stockholder. As of that date, the Company had             shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes, if any, will be considered present for purposes of determining the presence of a quorum at the Annual Meeting.

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware and the Company’s Bylaws, the eight nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Pursuant to the General Corporation Law of the State of Delaware, Proposals 3, 4 and 5 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Proposals 2, 6 and 7 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the Proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits attached hereto to understand the proposals fully.

•	Time and Place of Annual Meeting (See cover page, Notice of Annual Meeting of Stockholders): Thursday, August 24, 2017 at 9:00 a.m., Pacific Time, at the Hilton Vancouver Washington, 301 W. 6th Street, Vancouver, Washington 98660.

•	Record Date (See page 2): You can vote at the Annual Meeting if you owned Common Stock of CytoDyn Inc. at the close of business on July 10, 2017.

•	Proposals to be Voted on (See Notice of Annual Meeting of Stockholders): Matters to be presented for action at the meeting include (i) the election of directors, (ii) approval of a proposal to amend certain provisions of the 2012 Equity Incentive Plan as described in this proxy statement, including an increase in the number of shares of capital stock authorized for issuance under the 2012 Equity Incentive Plan from 7,000,000 to 15,000,000, (iii) a proposal to authorize the Board to effect a reverse stock split, at its discretion, and simultaneously reduce the number of authorized shares of our Common Stock to 200,000,000, as further described in this proxy statement, (iv) a proposal to increase the number of authorized shares of our Common Stock to 375,000,000, if our stockholders do approve, or the Board determines not to effect, the reverse stock split, (v) approval of a proposal to amend the Company’s Certificate of Incorporation to eliminate a provision that permits the removal of the Company’s directors only with cause, (vi) ratification of the selection of the Company’s auditors and (vii) a non-binding advisory vote to approve executive compensation as described in this proxy statement.

•	Our Reasons for the Amendment to the 2012 Equity Incentive Plan (See page 19): The primary reasons for the amendments to the 2012 Equity Incentive Plan are to provide for a sufficient number of shares for future grants under the 2012 Equity Incentive Plan and provide sufficient guidelines in connection with such grants.

•	Effect of Approving the Amendment to the 2012 Equity Incentive Plan (See pages 19, 20): If the amendment to the 2012 Equity Incentive Plan is approved, (i) the total number of shares of Common Stock available for grant will be increased from 7,000,000 shares to 15,000,000 shares, (ii) the number of shares of Common Stock that may be granted to any individual during a calendar year pursuant to options and/or stock appreciation rights will be increased from 1,000,000 to 3,000,000, and (iii) the number of shares of Common Stock that may be granted as restricted share awards and/or restricted unit awards will be increased from 2,500,000 to 5,000,000.

•	Effect of Not Approving the Amendment to the 2012 Equity Incentive Plan (See pages 22, 23): If the amendment to the 2012 Equity Incentive Plan fails to obtain the vote required for approval, we will not have any additional shares available for future issuance under the plan, and stock options covering an aggregate of 2,307,123 shares of Common Stock, whose prior grants were conditioned on approval of Proposal 2 at the Annual Meeting, will be cancelled and our employees, including our executive officers, and directors whose grants were subject to such approval will not receive such incentive equity compensation. In addition, if this proposal fails to obtain the vote required for approval, we will not be able to provide equity incentive compensation to our current and future employees and, as a result, we may not be able to retain our current employees or attract new employees.

•	Reasons for the Reverse Stock Split (See pages 26-28): The Board believes that it is in the best interests of the Company and its stockholders to approve a reverse stock split of the Company’s outstanding Common Stock in order to grant the Board the discretionary authority to effect a reverse stock split within the ratios described herein if the Board determines it to be appropriate, in order to support a potential listing on of the Common Stock a national securities exchange and for the reasons described in this proxy statement. The reverse stock split also provides for a reduction in the number of shares of Common Stock that the Company is authorized to issue to 200,000,000.

•	Reasons for the Increase in Authorized Shares (See pages 33-34): The primary reason for the increase in authorized shares is to have sufficient authorized shares of Common Stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes as further described in this proxy statement in the event the proposal to approve the reserve split is not approved by our stockholders or the Board elects not to effect the reverse stock split.

•	Effect of Approving the Increase in Authorized Shares (See pages 33-34): If the increase in authorized shares of Common Stock is approved, the authorized shares of the Company will be increased to 375,000,000 shares.

•	Effect of Not Approving the Increase in Authorized Shares (See page 34): If the increase to authorized shares proposal fails to obtain the vote required for approval, the Company may be limited in its ability to issue shares of its Common Stock to complete future financings, acquisition transactions, joint ventures and other general corporate purposes.

•	Reasons for Removing “Only With Cause” Requirement for Removal of Directors (See page 35): In December 2015, the Delaware Court of Chancery issued an opinion invalidating as a matter of law provisions of the certificate of incorporation and bylaws of a Delaware corporation that permitted, in the absence of a classified board or cumulative voting, the removal of directors by its stockholders only for cause. Removal from the Company’s Certificate of Incorporation of the “only with cause” requirement for the removal of directors is consistent with the Delaware court’s ruling.

•	Other Proposals: At the Annual Meeting you will also be asked to consider proposals to elect directors, ratify the selection of the Company’s auditors and approve, on an advisory basis, executive compensation.

•	Recommendation of the Board (See pages 1, 6, 25, 32, 35, 36, 37): The Board recommends that you vote FOR the election of all nominees for director, as well as FOR Proposals 2, 3, 4, 5, 6 and 7.

•	Vote Required (See page 2): Pursuant to the General Corporation Law of the State of Delaware and the Company’s Bylaws, the eight nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Pursuant to the General Corporation Law of the State of Delaware, Proposals 3, 4 and 5 must be approved by a majority the outstanding shares of stock of the Company entitled to vote on the proposal, and Proposals 2, 6, and 7 will be approved if a quorum exists and the votes cast favoring the Proposal exceed the votes cast opposing the proposal.

•	How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Annual Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to attend the Annual Meeting in person.

•	How to Revoke Your Proxy (See page 2): You may revoke your proxy either by delivering to the Secretary of CytoDyn Inc. a signed notice of revocation or a later dated and properly executed proxy, or by attending the meeting and voting in person.

•	Voting of Shares Held in “Street Name” (See page 1): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee if you wish to determine the voting of your shares. If the New York Stock Exchange determines such proposals to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, will have the same effect as a vote against Proposals 3, 4 and 5.

•	Whom You Should Call with Questions: If you have further questions, you may contact the Company’s proxy solicitor, Alliance Advisors LLC. at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

PROPOSAL 1—ELECTION OF DIRECTORS

The directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualify. The Company’s Certificate of Incorporation and Bylaws authorize the Board to set the number of positions on the Board within a range of one to nine. The number of positions on the Board is currently eight. During periods between annual stockholder meetings, vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of stockholders and when a successor is duly elected and qualifies.

The eight nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the directors as a group, or from any individual nominee. Shares that are not represented at the Annual Meeting, shares that are withheld and broker non-votes, if applicable, will have no effect on the outcome of the election.

The Board recommends that stockholders vote “FOR” each of the nominees named below to serve as a director. If for some unforeseen reason a nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person nominated for election as a director, including their current principal occupation or employment and age as of June 30, 2017.

Name	Age	Principal Occupation
Anthony D. Caracciolo	62	Executive Chairman of the Company
Nader Z. Pourhassan, Ph.D.	54	President and Chief Executive Officer of the Company
Denis R. Burger, Ph.D.	74	Retired Chief Executive Officer of AVI Biopharma Inc.
Carl C. Dockery	54	President, Alpha Advisors, LLC
Scott A. Kelly, M.D.	47	Director of Safety Council and Medical Director of Spine Center at Resurgens Orthopaedics
Gregory A. Gould	51	Chief Financial Officer, Treasurer, and Corporate Secretary of Aytu BiosScience, Inc.
A. Bruce Montgomery, M.D.	64	Chief Executive Officer of Cardeas Pharma Corporation
Jordan G. Naydenov	56	Vice President and Treasurer of Milara, Inc., a provider of stencil and screen printing systems

The experience, qualifications, attributes and skills of each nominee, including his business experience during the past five years, are described below.

Nader Z. Pourhassan, Ph.D. Dr. Pourhassan was appointed President and Chief Executive Officer of the Company in December 2012, following his service as interim President and Chief Executive Officer for the preceding three months. On September 24, 2012, the Board appointed Dr. Pourhassan as a director. Dr. Pourhassan was employed by the Company as the Company’s Chief Operating Officer from May 2008 until June 30, 2011, at which time Dr. Pourhassan accepted a position as Managing Director of Business Development. Before joining the Company, Dr. Pourhassan was an instructor of college-level engineering at The Center for Advanced Learning, a charter school in Gresham, Oregon, from June 2005 through December 2007. Dr. Pourhassan immigrated to the United States in 1977 and became a U.S. citizen in 1991. He received his B.S. degree from Utah State University in 1985, his M.S. degree from Brigham Young University in 1990 and his Ph.D. from the University of Utah in 1998, in each case in Mechanical Engineering. Dr. Pourhassan brings to the Board his deep knowledge of the Company’s operations and industry. He also contributes his business, leadership and management experience.

Denis R. Burger, Ph.D. Dr. Burger has been a director since February 2014 and was named Vice Chairman of the Board in August 2014 and Chief Science Officer in January 2016. Dr. Burger is also currently a director of

Aptose Biosciences Inc., a cancer therapeutics company listed on the NASDAQ, and serves on its audit committee. Dr. Burger co-founded Trinity Biotech PLC, a NASDAQ listed diagnostic company, in June 1992, served as its Chairman from June 1992 to May 1995, and is currently lead independent director. Until March 2007, he was Chairman and Chief Executive Officer of AVI Biopharma Inc. (now Sarepta Therapeutics, Inc.), a NASDAQ listed RNA-therapeutics company. He was also a co-founder of Epitope Inc. (now Orasure Technologies Inc., NASDAQ listed), serving as its Chairman from 1981 to 1990. Dr. Burger previously held a professorship in the Department of Microbiology and Immunology and Surgery (Surgical Oncology) at the Oregon Health and Sciences University in Portland. Dr. Burger received his undergraduate degree in Bacteriology and Immunology from the University of California, Berkeley and his Master of Science and Ph.D. degrees in Microbiology and Immunology from the University of Arizona. Dr. Burger brings significant biotechnology company experience and operational expertise to the Company’s Board, as well as a local presence for in person consultations with management.

Anthony D. Caracciolo. Mr. Caracciolo was appointed Executive Chairman of the Company in January 2017 and has served as Chairman of the Board since June 2013. In December 2011, the Board appointed Mr. Caracciolo as a director. Mr. Caracciolo has over 30 years of experience in the pharmaceutical sciences industry. He was formerly employed at Gilead Sciences, Inc. (“Gilead”), a publicly held, research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need, from 1997 until retiring in October 2010. During his tenure, Mr. Caracciolo served as Senior Vice President, Manufacturing and Operations and was a senior member of Gilead’s executive committee, which was responsible for the strategic and operational direction of Gilead. While at Gilead, Mr. Caracciolo was responsible for directing operational and strategic initiatives for two manufacturing sites, development of a portfolio of contract manufacturing organizations, production of over 50 percent of Gilead’s commercial products, information technology, compliance assurance associated with aseptic processing, product development, optimization, technology transfers, and supervision of over 600 employees at six global locations. Prior to Gilead, Mr. Caracciolo was Vice President of Operations for Bausch and Lomb’s pharmaceutical division. Before joining Bausch and Lomb, he held various management positions at Sterling Drug for over 13 years. Mr. Caracciolo received a B.S. degree in Pharmaceutical Science from St. John’s University in 1978. Mr. Caracciolo brings to the Board an understanding of the Company’s operational issues and extensive experience in management and the biotech industry.

Carl C. Dockery. Mr. Dockery has been a director since September 2014 and is also chair of the Nominating and Governance Committee. Mr. Dockery is a financial executive with years of experience in the insurance and reinsurance industry and more recently in 2006 as the founder and president of a registered investment advisory firm, Alpha Advisors, LLC. Mr. Dockery is an active investor in various healthcare and early-stage companies through Alpha Ventures, the venture capital affiliate of Alpha Advisors. Mr. Dockery’s 20-year career as an insurance executive began in 1988 as an officer and director of two related and closely held insurance companies, including serving as secretary of Crossroads Insurance Co. Ltd. of Bermuda and as vice president of Gulf Insurance Co. Ltd. of Grand Cayman. Familiar with the London reinsurance market, in the 1990s, Mr. Dockery worked at Lloyd’s and the London Underwriting Centre brokering various types of reinsurance placements. In April 2016, Mr. Dockery became a director of Aytu BioScience, Inc., a publicly traded specialty pharmaceutical company focused on the commercialization of novel products in the field of urology. Mr. Dockery graduated from Southeastern University with a Bachelor of Arts in Humanities. Mr. Dockery’s background in finance and understanding of the capital markets is an asset to the Company.

Gregory A. Gould. Mr. Gould currently serves as Chair of the Audit Committee and previously served as the Company’s Chairman of the Board from July 2012 until June 2013. He has been a director since March 2006. Mr. Gould has held senior management positions in the life sciences industry for over 20 years. He currently serves as the Chief Financial Officer of Aytu BioScience, Inc. (OTCQX: AYTU), a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products in the field of urology. Prior to joining Aytu on a full-time basis, he split his time between Aytu and Ampio Pharmaceuticals, Inc. (NYSE MKT: AMPE) from April 2015 until June 2017. Prior to joining Ampio Pharmaceuticals in June 2014, he provided financial and operational consulting services to the biotech industry through his consulting company, Gould, LLC. Mr. Gould was Chief Financial Officer, Treasurer and Secretary of SeraCare Life Sciences from November 2006 until the company was sold to Linden Capital Partners in April 2012. During the period from July 2011 until April 2012, Mr. Gould also served as the Interim President and Chief Executive Officer of SeraCare. Mr. Gould has held several other executive positions at publicly traded life sciences companies including the Chief Financial Officer role at Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery. During Mr. Gould’s tenure at Atrix, he was involved in the negotiation and sale of the company to QLT, Inc. for over $855 million. He also played a critical role in the management of several licensing agreements including the global licensing agreement with Sanofi-Synthelabo of the Eligard® product line. Mr. Gould was the Chief Financial Officer at Colorado MedTech, Inc., a publicly traded medical device design and manufacturing company, where he negotiated the transaction to sell the company to KRG Capital Partners. Mr. Gould began his career as an auditor with Arthur Andersen, LLP. Mr. Gould graduated from the University of Colorado with a BS in Business Administration and is a Certified Public Accountant. He brings biotech and public company M&A experience, as well as financial expertise, to the Board through his professional experience.

Scott A. Kelly, M.D. Dr. Kelly has been a director since April 2017. Dr. Kelly is a practicing physician and writer and is board certified in Physical Medicine and Rehabilitation. Dr. Kelly has served at Atlanta-based Resurgens Orthopaedics since 2002, including as Director of the Safety Council since 2013 and as Medical Director of the Resurgens Orthopaedics’ Spine Center since 2007. Dr. Kelly is a fellow of the American Board of Physical Medicine and Rehabilitation and a diplomate of the American Academy of Physical Medicine and Rehabilitation. Dr. Kelly also is a member of the Spine Intervention Society, Georgia Society of Interventional Spine Physicians, and American Academy of Physical Medicine and Rehabilitation. Dr. Kelly has received numerous honors including being named as America’s Best Physicians in 2016 and 2017 by The National Consumer Advisory Board, “Top Doctor” in 2015, 2016 and 2017 by Castle Connolly, and “Top Doctor” by Atlanta Magazine in 2016. Dr. Kelly is the author of What I’ve Learned from You: The Lessons of Life Taught to a Doctor by His Patients. Dr. Kelly received his BA in Psychology from Emory University, his medical doctorate from Medical College of Georgia and completed his medical residency at Emory University. Dr. Kelly brings extensive patient treatment and a deep knowledge of life sciences to the Board.

A. Bruce Montgomery, M.D. Dr. Montgomery was appointed as a director in September 2013. Dr. Montgomery is a prominent biotech entrepreneur with an extensive background in product development and clinical studies. He is currently the Chief Executive Officer of Cardeas Pharma Corporation, a biotechnology firm focused on treatment of multidrug resistant bacteria causing pneumonia in patients on ventilation. Before joining Cardeas Pharma Corporation in 2010, Dr. Montgomery founded and was the Chief Executive Officer of Corus Pharma, Inc., a development stage pharmaceutical company, from 2001 until 2006. In 2006, Gilead acquired Corus Pharma, Inc., and Dr. Montgomery continued at Gilead, serving as Senior Vice President, Respiratory Therapeutics, from 2006 until 2010. He previously held positions in clinical development with PathoGenesis Corporation and Genentech. Dr. Montgomery is a director of Alder BioPharmaceuticals, Inc., a NASDAQ listed company, and a Trustee for the Washington State Life Sciences Discovery Fund. He has previously served on the boards of ZymoGenetics, Inc., a NASDAQ listed company until its acquisition in 2010, Pacific Science Center, and the Washington Biotechnology & Biomedical Association. Dr. Montgomery received a B.S. degree in chemistry and his M.D. from the University of Washington, and completed his residency in Internal Medicine at the University of Washington and fellowships at the University of Washington and the University of California, San Francisco. Dr. Montgomery brings extensive pharmaceutical research, development, and patent experience to the Board, as well as his skills in fundraising and as a serial entrepreneur.

Jordan G. Naydenov. Mr. Naydenov has been a director since June 2009. Since 2001, he has served as Vice President and a director of Milara, Inc., and since 2006 he has served as Treasurer of Milara, Inc., and a director of Milara International. Milara Inc. and Milara International are leading providers of stencil printing systems for the surface mount and semiconductor industries, as well as wafer handling robotics and automation. Mr. Naydenov brings leadership skills and significant management experience to the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held 18 meetings in fiscal 2017. During fiscal 2017, each current director attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he served during his tenure on such committee or the Board.

Board Leadership Structure

The Board believes that the Board leadership structure, which reflects the separation of the Chairman and Chief Executive Officer positions, serves the best interests of the Company and its stockholders by giving an independent director a direct and significant role in establishing priorities and the strategic direction and oversight of the Company. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

The Board’s Role in Risk Oversight

The Company’s management is responsible for identifying, assessing and managing the material risks facing the Company. The Board generally oversees risk management practices and processes and, either as a whole or through the Audit Committee and other board committees, periodically discusses with management strategic and financial risks associated with the Company’s operations, their potential impact on the Company, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk and discusses with management and the Company’s independent registered public accounting firm the Company’s policies and practices with respect to risk and particular areas of risk exposure. The Nominating and Governance Committee oversees recruitment of potential director nominees and succession planning for the Company’s executive positions. The Compensation Committee monitors the Company’s incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk.

Code of Ethics

The Company has adopted a Code of Ethics for its executive officers (the Chief Executive Officer and Chief Financial Officer), as well as a Code of Business Conduct and an Insider Trading Policy for the Company. Copies of these governing documents, as well as the committee charters described below, are available on the Company’s website at www.cytodyn.com.

Director Independence

In determining director independence, the Company uses the definition of independence in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market (the “NASDAQ Rules”) The Board has determined that Mr. Caracciolo was (until his appointment as Executive Chairman, effective January 26, 2017), and that Mr. Dockery, Mr. Gould, Dr. Kelly, Dr. Montgomery, and Mr. Naydenov are, independent under the NASDAQ Rules in that each is not, and has not been, an executive officer or employee and does not otherwise have a relationship which, in the opinion of the Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

The Company is not a “listed issuer” as that term is used in Regulation S-K Item 407 adopted by the Securities and Exchange Commission (the “SEC”).

Audit Committee

The Audit Committee Charter was adopted by the Board and became effective on November 2, 2011. The primary role of the Audit Committee is to oversee the financial reporting and disclosure process. The Audit Committee is responsible for overseeing the work done by the Company’s independent auditors and reviewing and discussing with management and the independent auditors the adequacy and effectiveness of the Company’s financial reporting process, the annual audited financial statements, and the results of the annual audit. The Audit Committee is also responsible for reviewing and approving in advance all contemplated related-party transactions such as those described under “Related Person Transactions” below. The Audit Committee held six meetings during fiscal 2017 to review the Company’s financial statements with the auditors following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC. During fiscal 2017, the members of the Audit Committee were Mr. Gould (chair), Mr. Caracciolo (until his resignation from the committee, effective January 26, 2017), Mr. Dockery (effective January 26, 2017), Dr. Kelly (effective May 17, 2017) and Dr. Montgomery. Mr. Gould is a “financial expert” as defined in Regulation S-K Item 407(d)(5)(ii) adopted by the SEC. During fiscal 2017, Mr. Gould, Mr. Caracciolo (until his resignation from the committee), Mr. Dockery, Dr. Kelly and Dr. Montgomery also met the additional independence and experience requirements of the SEC applicable specifically to members of the Audit Committee.

Compensation Committee

The Compensation Committee Charter was adopted by the Board in October 2012 and was updated on May 29, 2014. The Compensation Committee reviews and approves the Company’s overall compensation philosophy and determines base salaries and other forms of compensation to be paid to executive officers, including decisions as to cash incentive compensation, grants of options and other stock-based awards. The Compensation Committee is also responsible for making recommendations to the Board with respect to new compensation plans, including incentive compensation plans and equity-based plans. The Compensation Committee held four meetings during fiscal 2017. During fiscal 2017, the members of the Compensation Committee were Mr. Caracciolo (chair, until his resignation from the committee, effective January 26, 2017), Dr. Montgomery (chair, effective January 26, 2017), Mr. Dockery, Mr. Gould, Dr. Kelly (effective May 17, 2017) and Mr. Naydenov.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee Charter was adopted by the Board on October 26, 2012. The Nominating and Governance Committee identifies individuals qualified to become members of the Board, makes recommendations to the Board with regard to the size and composition of the Board and committees thereof, and evaluates the Board and its members. The Nominating and Governance Committee also assists the Board in developing succession and continuity plans for principal officer positions. The Nominating and Governance Committee held one meeting during fiscal 2017. During fiscal 2017, the members of the Nominating and Governance Committee were Mr. Dockery (chair), Mr. Caracciolo (until his resignation from the committee, effective January 26, 2017), Mr. Gould, Dr. Kelly (effective May 17, 2017), Dr. Montgomery and Mr. Naydenov.

The Nominating and Governance Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the committee will consider:

•	Demonstration of ethical behavior;

•	Positions of leadership that demonstrate the ability to exercise sound judgment in a wide variety of matters;

•	The candidate’s ability to commit sufficient time to the position;

•	The candidate’s understanding of the Company’s business and operations; and

•	The need to satisfy independence requirements relating to Board composition.

The Nominating and Governance Committee relies on its annual evaluations of the Board in determining whether to recommend nomination of current directors for re-election. The Nominating and Governance Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate. It does not have a policy in place for considering diversity in identifying nominees for director.

The charter documents for the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee can be found on the Company’s website at www.cytodyn.com.

Director Compensation

During fiscal 2017, each non-employee director was entitled to receive: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs and committee members ranging from $2,500 to $15,000; (iii) an additional cash retainer of $15,000 for the Chairman of the Board; and (iv) an annual grant on June 1, 2016, of a non-qualified stock option covering 50,000 shares of Common Stock vesting in four equal quarterly installments. Mr. Caracciolo, who was appointed Executive Chairman, effective January 26, 2017, continues to receive cash compensation for his service as a director. Dr. Kelly, who was appointed effective April 10, 2017, was entitled to receive the pro rata portion of such compensation for fiscal 2017. The compensation plan for directors during fiscal 2018 is the same as in fiscal 2017, provided that the stock option award specified in clause (iv) above increased from 50,000 shares to 75,000 shares.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal 2017.

Name	Cash Fees	Stock Options(1)(2)	All Other Compensation(3)	Total
Denis R. Burger	$25,000	$38,345	$240,000	$303,345
Anthony D. Caracciolo (4)	51,521	38,345	—	89,866
Carl C. Dockery	39,208	38,345	—	77,553
Gregory A. Gould	50,000	95,675	—	145,675
Scott A. Kelly (5)	3,940	2,564	—	6,504
A. Bruce Montgomery	35,917	38,345	—	74,262
Jordan G. Naydenov	30,000	38,345	—	68,345

(1)	Option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 5 “Stock Options and Warrants” in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2017, to which reference is hereby made.
(2)	Total number of shares covered by stock options held by each non-employee director at May 31, 2017, were as follows:

No. of Shares
Denis R. Burger	365,616
Anthony D. Caracciolo (4)	1,586,543
Carl C. Dockery	133,973
Gregory A. Gould	393,750
Scott A. Kelly	7,123
A. Bruce Montgomery	183,836
Jordan G. Naydenov	275,000

(3)	Represents consulting fees for Dr. Burger in a monthly amount of $20,000 in connection with Dr. Burger’s service as Chief Science Officer.
(4)	Mr. Caracciolo was appointed Executive Chairman of the Company effective January 26, 2017, and at that time resigned from his positions on all board committees. Mr. Caracciolo continues to receive cash compensation for his service as a director but no longer receives the annual stock options awarded to non-employee directors. The compensation received by Mr. Caracciolo in his capacity as Executive Chairman is summarized separately in the table under the heading “Executive Compensation—Summary Compensation Table” below.
(5)

On April 10, 2017, in connection with Dr. Kelly’s appointment as director, subject to the approval by the stockholders to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan at the Annual Meeting, the Company granted to Dr. Kelly a non-qualified stock option to purchase up to 7,123 shares of Common Stock, at an exercise price of $0.61, representing a pro rata portion of the annual option grant received by each director for fiscal 2017. The option vested on May 31, 2017 and terminates on April 10, 2027. Dr. Kelly also received the pro rata portion of the cash compensation received by the non-employee directors for fiscal 2017.

EXECUTIVE OFFICERS OF THE COMPANY

In addition to Dr. Pourhassan and Mr. Caracciolo, each of whose backgrounds appear under “Proposal 1—Election of Directors,” Michael D. Mulholland, age 65, is an executive officer of the Company. The Board appointed Mr. Mulholland as Chief Financial Officer, Treasurer, and Corporate Secretary on December 13, 2012. Mr. Mulholland provides CytoDyn with more than 25 years of senior level financial leadership for public companies in the business services, retail and manufacturing industries. His broad experience includes strategic planning, corporate finance, including raising debt and equity capital, acquisitions, corporate restructurings, SEC reporting, risk management, investor relations and corporate governance matters. Mr. Mulholland has also collaborated with a leading European scientific inventor and IP counsel in connection with the evaluation of the patentability of certain biological compounds for potential applications to improve human health and the preparation of the related patent filings. Most recently, from 2011 to 2012, he served as Chief Financial Officer of Nautilus, Inc., a NYSE-listed developer and marketer of fitness equipment. He previously was Co-Chief Financial Officer of Corporation Management Advisors, Inc., a private holding company of various businesses and investments, including a majority interest in a publicly held manufacturing company, from 2010 to 2011; Vice President of Finance of Gevity HR, Inc., a former Nasdaq-listed professional employer organization, from 2008 to 2009; Chief Financial Officer and Secretary of Barrett Business Services, Inc., a Nasdaq-listed business services firm, from 1994 to 2008; and Executive Vice President, Chief Financial Officer and Secretary of Sprouse-Reitz Stores Inc., a former publicly held retail company, from 1988 to 1994. He began his career with Deloitte & Touche LLP. Mr. Mulholland received a B.S. degree in accounting and an M.B.A. in finance from the University of Oregon. He is a certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Nader Z. Pourhassan,	2017	421,250	252,750	456,660	12,638	1,143,298
President and Chief Executive Officer	2016	341,250	276,000	696,336	10,238	1,323,824

Michael D. Mulholland,	2017	337,500	101,250	228,330	10,125	677,205
Chief Financial Officer	2016	262,500	152,750	414,932	7,875	838,057

Anthony D. Caracciolo	2017	69,750	—	352,273	—	422,023
Executive Chairman (4)

(1)	Bonuses for fiscal 2017 will be paid 50% in cash and, subject to the approval of Proposal 2 at the Annual Meeting, 50% in shares of Common Stock under the 2012 Equity Incentive Plan. Payment is subject to certain specified milestones; but to be paid no later than March 15, 2018. As of June 30, 2017, the bonuses remained unpaid.
(2)	Option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 5 “Stock Options and Warrants” in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2017, to which reference is hereby made. Figures for fiscal 2016 include additional compensation relating to the extension of the term of certain previously awarded options for an additional five years and the vesting of certain warrants upon the achievement of strategic milestones. This table excludes options whose vesting remains subject to the achievement of strategic milestones, as specified in greater detail in the footnotes to the table under the heading “Outstanding Equity Awards at Fiscal Year-End” below, because the fair values of such options are not able to be estimated under FASB ASC Topic 718.
(3)	“All Other Compensation” represents the Company’s contributions to the CytoDyn Inc. 401(k) Profit Sharing Plan.
(4)	Mr. Caracciolo was appointed as Executive Chairman of the Company effective January 26, 2017, at which time Mr. Caracciolo commenced earning an annual base salary of $200,000 (prorated through May 31, 2017) and was granted certain options specified in Note 3 to the table under the heading “Outstanding Equity Awards at Fiscal Year-End” below. Mr. Caracciolo continues to receive cash compensation for his service as a director but no longer receives the annual stock options awarded to non-employee directors. The information presented in this table excludes any compensation relating to Mr. Caracciolo’s service as a director, which is summarized in the table under the heading “Meetings and Committees of Directors—Director Compensation” above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options awarded to each of the Company’s named executive officers as of May 31, 2017. No stock awards were outstanding at May 31, 2017.

Name	Number of securities underlying unexercised options/ exercisable	Number of securities underlying unexercised options/ unexercisable	Option exercise price ($)	Option expiration date
Nader Z. Pourhassan (1)	600,000	—	$0.80	05/31/2018
	200,000	—	$0.64	05/29/2019
	500,000	—	$2.00	07/31/2021
	54,545	—	$2.75	03/23/2022
	66,667	133,333	$0.90	6/30/2025
	325,000	325,000	$0.87	11/23/2025
	152,000	152,000	$0.75	1/4/2026
	—	600,000	$1.09	6/1/2026

Michael D. Mulholland (2)	300,000	—	$0.80	05/31/2018
	150,000	—	$0.64	05/29/2019
	100,000	—	$1.40	12/13/2022
	50,000	100,000	$0.90	6/30/2025
	250,000	250,000	$0.87	11/23/2025
	—	300,000	$1.09	6/1/2026

Anthony D. Caracciolo (3)	50,000	—	$0.80	6/1/2018
	100,000	—	$0.64	5/29/2019
	50,000	—	$0.66	6/1/2019
	11,543	—	$2.90	5/21/2022
	25,000	—	$1.55	6/1/2022
	50,000	—	$0.975	6/1/2025
	250,000	—	$0.97	6/11/2025
	50,000	—	$1.09	6/1/2026
	68,750	481,250	$0.76	2/12/2027
	—	450,000	$0.76	2/12/2027

(1)	Options expiring in 2018, 2019, 2021 and 2022 are fully vested. Of the options expiring in 2025, 650,000 vest upon the achievement of certain strategic milestones specified in the award agreement, of which 50% are fully vested and the remainder may vest in 2018. The remaining options expiring in 2025 vest in three equal annual installments beginning on June 30, 2016. Of the options expiring in 2026, 304,000 vest based on milestones, of which 50% are fully vested and the remainder may vest in 2018. The remaining options expiring in 2026 vest in three equal annual installments beginning on June 1, 2017. In connection with fiscal 2016 performance, an option covering 600,000 shares with an exercise price of $1.09 per share was granted on June 1, 2016 and vests in three equal annual installments beginning on June 1, 2017. In connection with fiscal 2017 performance, an option covering 300,000 shares with an exercise price of $0.57 per share was granted on June 1, 2017 and vests in three equal annual installments beginning on June 1, 2018.
(2)	Options expiring in 2018, 2019 and 2022 are fully vested. Of the options expiring in 2025, 500,000 vest upon the achievement of certain strategic milestones specified in the award agreement, of which 50% are fully vested and the remainder may vest in 2017. The remaining options expiring in 2025 vest in three equal annual installments beginning on June 30, 2016. In connection with fiscal 2016 performance, an option covering 300,000 shares with an exercise price of $1.09 per share was granted on June 1, 2016 and vests in three equal annual installments beginning on June 1, 2017. In connection with fiscal 2017 performance, an option covering 300,000 shares with an exercise price of $0.57 per share was granted on June 1, 2017 and vests in three equal annual installments beginning on June 1, 2018.
(3)	Options expiring in 2018, 2019, 2022, 2025 and 2026 are fully vested. Of the options expiring in 2027, (i) 450,000 shares will vest, subject to stockholder approval of Proposal 2 at the Annual Meeting, upon the achievement of certain strategic milestones specified in the award agreement and may vest during 2017 or 2018; and (ii) 481,250 in equal monthly installments through February 12, 2019.

The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of May 31, 2017.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	(Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	7,790,158	$1.00	930
Equity compensation plans not approved by stockholders (2)(3)	2,882,123	$1.05	—

Total	10,672,281	$1.01	930

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2004 Stock Incentive Plan and 2012 Equity Incentive Plan. Excludes certain shares of Common Stock issuable upon exercise of stock options granted under the 2012 Equity Incentive Plan, for which the grant was conditioned upon stockholder approval of Proposal 2 at the Annual Meeting, as described in greater detail in Note 3.
(2)	Represents outstanding stock options and warrants issued by the Company as consideration for (i) services in connection with previous private placements of the Company’s debt and equity securities, (ii) certain consulting or advisory services provided to the Company by independent contractors, (iii) the release of certain claims relating to services provided or alleged to have been provided to the Company, as well as outstanding stock options granted prior to the adoption or outside of the provisions of the 2004 Stock Incentive Plan to certain of the Company’s current or former employees and directors as compensation for their services and (iv) an aggregate of 457,123 shares of Common Stock issuable upon exercise of stock options granted under the 2012 Equity Incentive Plan between February 12, 2017 and May 31, 2017, for which the grant was conditioned upon stockholder approval of Proposal 2 at the Annual Meeting. Excludes stock options covering an aggregate of 1,850,000 shares of Common Stock granted under the 2012 Equity Incentive Plan since May 31, 2017, for which the grant was conditioned upon stockholder approval of Proposal 2 at the Annual Meeting.

Additional Compensation Information

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, the Company adopted a profit sharing plan, qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all employees. The Company makes a “safe harbor” contribution of 3% of the participant’s salary in order to maintain regulatory compliance of the 401(k) Plan. The Company does not have any other defined benefit pension plan, profit sharing or retirement plan.

Employment Agreements

On January 6, 2015, the Company entered into employment agreements with Dr. Pourhassan and Mr. Mulholland (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment, until terminated by either party pursuant to the terms of the Employment Agreements.

The Employment Agreements provide for (i) an annual base salary of $325,000 for Dr. Pourhassan and $250,000 for Mr. Mulholland, (ii) a target annual bonus payable in cash or, at the discretion of the Board, 50% in cash and in 50% in Common Stock, for Dr. Pourhassan equal to one-hundred percent (100%) of base salary and fifty percent (50%) for Mr. Mulholland, subject to achievement of certain performance objectives, and (iii) an annual supplemental bonus for Dr. Pourhassan, subject to the sole discretion of the Board, in an amount to be determined by the Board.

Payments upon Termination of Employment or Change of Control

In the event the Company terminates either Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of twelve months of base salary (except that such amount shall not be payable if, as of the effective time of Dr. Pourhassan’s or Mr. Mulholland’s termination, as applicable, the Board determines either that the Company has less than $4.0 million in cash-on-hand, or that the worth of the Company, defined as the total assets of the Company less the total liabilities of the Company, is less than $5.0 million), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

In the event the Company terminates Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, or Dr. Pourhassan or Mr. Mulholland resigns for good reason, as defined in the Employment Agreements, within twelve months following a change in control, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of eighteen months of base salary (in lieu of, and not in addition to, the twelve months’ base salary that may be payable upon a termination without cause not within twelve months following a change in control), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

Employee stock options granted after December 1, 2012, vest in full automatically when a change in control occurs; employee stock options granted before December 1, 2012, will vest in full if the Compensation Committee so decides on or before the date a change in control occurs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, officers and beneficial owners of more than 10 percent of the Company’s Common Stock (a “10% Stockholder”) to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of those reports, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2017.

RELATED PERSON TRANSACTIONS

Unless otherwise described in the sections entitled “Executive Compensation” and “Director Compensation,” we describe below each transaction or series of similar transactions, since June 1, 2016, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or may exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Convertible Notes and Warrants

On May 31, 2017, as part of a private placement of securities to various accredited investors, the Company issued to Mr. Caracciolo, its Executive Chairman and Chairman of the Board, $1.0 million in aggregate principal amount of an unsecured convertible promissory note in exchange for cash in an equal amount, along with warrants for an aggregate of 666,666 shares of Common Stock.

The convertible note bears simple interest at the annual rate of 7.0%. Principal and accrued interest on the convertible note is convertible at an initial conversion price of $0.75 per share, with an aggregate of 1,333,333 shares of Common Stock underlying the note. To the extent not previously paid in cash or converted, principal and accrued interest on the convertible note is due and payable on January 31, 2018. The warrants are exercisable at a price of $1.00 per share and expire five years from the date of issuance.

The terms for Mr. Caracciolo were identical to those for the other investors in the offering, and are summarized in the Form 8-Ks filed with the Securities and Exchange Commission on June 22, 2017 and (solely with respect to the terms of the convertible notes and not the warrants) June 2, 2017, each of which is incorporated herein by reference.

Stock Options

Since the end of the fiscal year ended May 31, 2017, the Company has granted the following options to executive officers and directors, subject in each case to approval by the stockholders of Proposal 2 at the Annual Meeting:

•	On June 1, 2017, subject to the approval by the stockholders of Proposal 2 at the Annual Meeting, the Company made its annual grant to each non-employee director of non-qualified stock options covering 75,000 shares of Common Stock each, at an exercise price of $0.57 per share. The options vest in four equal quarterly installments commencing on September 1, 2017 and terminate on June 1, 2027.

•	On June 1, 2017, the Company granted each of Dr. Pourhassan and Mr. Mulholland options to purchase 300,000 shares of Common Stock, at an exercise price of $0.57 per share. The options vest annually over three years commencing on June 1, 2018 and terminate on June 1, 2027.

•	On June 1, 2017, the Company granted Dr. Burger an option covering 600,000 shares of Common Stock, at an exercise price of $0.57 per share. One third of the option will vest on each date that is six months, 18 months and 30 months following the grant date, and the option terminates on June 1, 2027.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock as of June 30, 2017, by (i) each person or entity who is known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each of executive officer, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Total (2) (3)
Owners of more than 5 percent:
Alpha Venture Capital Partners, L.P.	9,847,359	(4)	6.4%

Directors and Executive Officers:
Carl C. Dockery	9,981,332	(4)	6.4%
Jordan G. Naydenov	5,622,242	(5)	3.7%
Anthony D. Caracciolo	2,740,345	(6)	1.8%
Nader Z. Pourhassan	2,240,684	(7)	1.4%
Scott A. Kelly	2,204,327	(8)	1.4%
Michael D. Mulholland	987,043	(9)	*
Gregory A. Gould	412,926	(10)	*
Denis R. Burger	365,616	(11)	*
A. Bruce Montgomery	183,836	(11)	*
All Current Directors and Executive Officers as a Group (9 persons)	24,738,351		14.7%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)	Beneficial ownership includes shares of Common Stock as to which a person or group has sole or shared voting power or investment power. Shares of Common Stock subject to options and warrants that are exercisable currently or within 60 days of June 30, 2017, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(3)	Percentages are based on 152,763,243 shares of Common Stock outstanding as of June 30, 2017.
(4)	Carl C. Dockery, as the manager of the General Partner of Alpha Venture Capital Partners, L.P., has voting and dispositive power over these shares, which include (i) 230,769 shares of Common Stock directly held by Alpha Ventures Capital Fund, L.P.; (ii) 7,243,740 shares of Common Stock directly held by Alpha Ventures Capital Partners, L.P.; (iii) warrants held by Alpha Ventures Capital Partners, L.P. that are exercisable for 2,372,850 shares of Common Stock; and (iv) 133,973 shares of Common Stock subject to options held by Mr. Dockery and not included in the totals for Alpha Venture Capital Partners, L.P.
(5)	Includes: (i) 5,097,242 shares of Common Stock directly held by Mr. Naydenov; (ii) 275,000 shares of Common Stock subject to options; and (iii) a warrant covering 250,000 shares of Common Stock.
(6)	Includes: (i) 62,136 shares of Common Stock directly held by Mr. Caracciolo; (ii) a warrant covering 666,666 shares of Common Stock; (iii) a promissory note convertible into 1,333,333 shares of common stock held by a trust in which Mr. Caracciolo is the trustee; and (iv) 678,210 shares of Common Stock subject to options. Excludes a stock option covering 450,000 shares of Common Stock, subject to stockholder approval, and would vest based on certain future milestones.
(7)	Includes: (i) 75,056 shares of Common Stock directly held by Dr. Pourhassan, of which 750 shares of Common Stock held in a retirement portfolio; and (ii) 2,164,878 shares of Common Stock subject to options held by Dr. Pourhassan. Excludes 477,000 shares of Common Stock subject to options that vest depending on the achievement of certain strategic milestones specified by the Board and in the relevant award agreements and excludes, among other unvested options, an option granted on June 1, 2017 covering 300,000 shares of Common Stock, which does not commence vesting until June 1, 2018.
(8)	Includes: (i) 1,243,170 shares of Common Stock directly held by Mr. Kelly; (ii) 691,208 shares of Common Stock held by his spouse; (iii) 46,160 shares of Common Stock held as custodian for his children; (iv) a warrant covering 50,000 shares of Common Stock; (v) a warrant covering 166,666 shares of Common Stock held by his spouse; and (vi) an option covering 7,123 shares of Common Stock.
(9)	Includes: (i) 34,543 shares of Common Stock directly held by Mr. Mulholland; (ii) 2,500 shares of Common Stock held in a retirement portfolio; and (iii) 950,000 shares of Common Stock subject to options. Excludes 250,000 shares of Common Stock subject to options that vest depending on the achievement of certain strategic milestones specified by the Board in the relevant award agreement and excludes, among other unvested options, an option granted on June 1, 2017 covering 300,000 shares of Common Stock, which does not commence vesting until June 1, 2018.
(10)	Includes: (i) 19,176 shares of Common Stock directly held by Mr. Gould; and (ii) 393,750 shares of Common Stock subject to options.
(11)	Represents shares of Common Stock subject to options.

PROPOSAL 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

GENERAL

The Board has approved an amendment to the CytoDyn Inc. 2012 Equity Incentive Plan (as previously amended effective February 27, 2015, the “2012 Equity Incentive Plan”) to increase the number of shares of Common Stock available for issuance thereunder as follows:

(i)	an increase in the total number of shares of Common Stock available for grant, from 7,000,000 shares to 15,000,000 shares;

(ii)	an increase in the number of shares of Common Stock that may be granted to any individual during a calendar year pursuant to options and/or stock appreciation rights, from 1,000,000 to 3,000,000; and

(iii)	an increase in the number of shares of Common Stock that may be granted as restricted share awards and/or restricted unit awards from 2,500,000 to 5,000,000.

The Board directed that the amendment be submitted to the stockholders for approval at the Annual Meeting. The proposed amendment is attached hereto as Exhibit A.

The amendment to the 2012 Equity Incentive Plan is intended to ensure that we can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualified stock options, restricted stock awards, stock appreciation rights, or other kinds of equity based compensation available under the 2012 Equity Incentive Plan. If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the 2012 Equity Incentive Plan.

BACKGROUND

The 2012 Equity Incentive Plan was adopted on December 12, 2012, and approved by the stockholders of the Company at an annual meeting of the Company’s stockholders on the same date. 3,000,000 shares of Common Stock were initially available for awards under the 2012 Equity Incentive Plan. At a special meeting held on February 27, 2015, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan, from 3,000,000 shares to 5,000,000 shares, which was subsequently effected. Further, at a special meeting held on March 18, 2016, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares, which was subsequently effected.

We use equity-based incentive compensation as a component of our pay-for-performance philosophy. The purposes of the 2012 Equity Incentive Plan are to create incentives which are designed to motivate eligible employees, directors, and consultants to put forth maximum effort toward the success and growth of the Company, and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.

Our Board requires additional shares available for issuance under the 2012 Equity Incentive Plan for the effective implementation of its compensation strategy. The 2012 Equity Incentive Plan currently authorizes for issuance a maximum of only 7,000,000 shares. Since February 12, 2017, the number of shares available for issuance under future awards under the 2012 Equity Incentive Plan has only been 930 shares. As a result of this lack of availability, since February 12, 2017, we have granted to directors and employees, options covering an aggregate of 2,307,123 shares of Common Stock, conditioned upon stockholder approval of Proposal 2 at the

Annual Meeting. If Proposal 2 is not approved, such options will be cancelled and our employees, including our executive officers, and directors whose grants were subject to such approval will not receive such incentive equity compensation. In addition, if this proposal fails to obtain the vote required for approval, we will not be able to provide equity incentive compensation to our current and future employees and, as a result, we may not be able to retain our current employees or attract new employees.

The 8,000,000 share increase from 7,000,000 shares to 15,000,000 shares of Common Stock available for grant under the 2012 Equity Incentive Plan represents approximately 5% of the total number of outstanding shares of Common Stock as of June 30, 2017. After giving effect to such increase, the number of shares of Common Stock subject to outstanding equity awards and available for issuance pursuant to future awards will be 5,693,807 (after giving effect to the award of options covering 2,307,123 shares, for which the award was subject to stockholder approval of this proposal) representing approximately 2% of our total issued and outstanding shares of Common Stock on a fully diluted basis after giving effect to such future award issuances.

In addition to increasing the total number of shares of Common Stock available for grant under the 2012 Equity Incentive Plan, our Board also requires additional flexibility to grant (i) a greater number of awards to executive officers within any given calendar year, pursuant to options and/or stock appreciation rights, and (ii) a greater number of restricted share awards and/or restricted unit awards in general. As a result, we are also seeking an increase in the number of shares of Common Stock that may be granted to any individual during a calendar year pursuant to options and/or stock appreciation rights, from 1,000,000 to 3,000,000, as well as an increase in the number of shares of Common Stock that may be granted as restricted share awards and/or restricted unit awards from 2,500,000 to 5,000,000.

SUMMARY OF KEY TERMS OF THE 2012 EQUITY INCENTIVE PLAN

Under the 2012 Equity Incentive Plan, we may grant awards of options, stock appreciation rights, restricted awards, and Other Stock-Based Awards (as defined in the 2012 Equity Incentive Plan). We refer to these collectively as “Awards.”

Awards under the 2012 Equity Incentive Plan may be granted to (i) employees of the Company or an affiliated entity, (ii) members of the Board who are not employees of the Company or an affiliated entity, and (iii) any consultant or adviser to the Company or an affiliated entity. As of June 30, 2017, three executive officers and six non-employee directors were considered eligible to participate in the plan, in addition to the other employees, consultants and advisers of the Company. Incentive stock options within the meaning of Section 422 of the Code generally may only be granted to employees of the Company or a subsidiary.

Common Stock delivered by the Company with respect to stock option or restricted stock awards may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

ADMINISTRATION

The Board had delegated administrative authority with respect to the 2012 Equity Incentive Plan to the Compensation Committee. The Compensation Committee has the authority to:

•	promulgate, amend, and rescind rules and procedures relating to the implementation of the 2012 Equity Incentive Plan;

•	select the employees, Non-Employee Directors (as defined in the 2012 Equity Incentive Plan), and Consultants (as defined in the 2012 Equity Incentive Plan) who will be granted Awards;

•	determine the number and types of Awards to be granted to each participant;

•	determine the number of shares, or share equivalents to be subject to each Award;

•	determine the Fair Market Value (as defined in the 2012 Equity Incentive Plan) of shares if no public market exists for such shares;

•	determine the option price, purchase price, base price, or similar feature for any Award;

•	accelerate vesting of Awards and waive any restrictions; and

•	determine all the terms and conditions of all Award Agreements (as defined in the 2012 Equity Incentive Plan), consistent with the requirements of the 2012 Equity Incentive Plan.

AVAILABLE AWARDS UNDER THE 2012 EQUITY INCENTIVE PLAN

The types of awards that may be granted by the Compensation Committee under the 2012 Equity Incentive Plan include:

Options. Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Code, or nonqualified options which are not eligible for such tax-favored treatment. Up to 6,500,000 shares of Common Stock may be issued pursuant to incentive stock options under the 2012 Equity Incentive Plan. If Proposal 2 is approved by the stockholders, the number of shares of Common Stock that may be issued pursuant to incentive stock options will increase to 15,000,000. Incentive stock options will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted. Incentive stock options may not be granted under the 2012 Equity Incentive Plan after December 12, 2022, and may only be granted to employees of the Company or one of its subsidiaries. If options intended to be incentive stock options are granted to a participant in excess of the $100,000 annual limitation set forth in Section 422(d)(1) of the Code, the options will be incentive stock options to the maximum extent allowed and will be nonqualified stock options as to any excess over that limitation. Incentive stock options must expire not more than 10 years from the date of grant. The 2012 Equity Incentive Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted for both incentive stock options and nonqualified options. Incentive stock options granted to a participant holding more than 10% of the Common Stock must expire not more than five years from the date of grant, and the exercise price per share must be not less than 110% of the fair market value of a share of Common Stock on the date the option is granted.

Currently the Company may not grant options to purchase more than 1,000,000 shares to a single individual during any calendar year. If Proposal 2 is approved by the stockholders, options to purchase up to 3,000,000 shares may be granted to a single individual during any calendar year.

Stock Appreciation Rights (“SARs”). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Compensation Committee in the award agreement and may be equal to or higher than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares of Common Stock, in other property, in any combination of the foregoing, or in any other form as the Compensation Committee may determine. SARs may be granted in connection with options or other awards or may be granted as independent awards.

Currently not more than 1,000,000 SARs may be granted to a single individual during any calendar year. If Proposal 2 is approved by the stockholders, up to 3,000,000 SARs may be granted to a single individual during any calendar year.

Restricted Awards. Restricted awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock which are subject to such limitations as the Compensation Committee deems appropriate, including, but not limited to, restrictions on sale or transfer. Additionally, restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. Stock certificates representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions, at which time the restrictive legends are removed from the stock certificates. Beginning with the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a stockholder with respect to such shares, including voting and dividend rights. Shares issued as stock dividends will be subject to the same restrictions as the related restricted shares.

Restricted units are awards of units equivalent in value to a share of Common Stock, which similarly may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. At the expiration of such period, payment is made with respect to restricted units in an amount equal to the value of the number of shares covered by the units. Payment may be in cash or unrestricted shares of Common Stock or in any other form approved by the Compensation Committee. The Compensation Committee will establish the terms and conditions of restricted units so that they will comply with or be exempt from the requirements of Section 409A of the Code.

Currently the Company may not grant restricted share awards or restricted units for more than 2,500,000 shares of Common Stock under the 2012 Equity Incentive Plan. If Proposal 2 is approved by the stockholders, the Company may grant up to an aggregate of 5,000,000 shares of Common Stock under the 2012 Equity Incentive Plan.

Other Stock-Based Awards. The Compensation Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The 2012 Equity Incentive Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

In the event of a change in capitalization, the Compensation Committee will make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the 2012 Equity Incentive Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the committee in its sole discretion may deem appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE 2012 EQUITY INCENTIVE PLAN

The 2012 Equity Incentive Plan will remain in effect until December 12, 2022, or, if earlier, when awards have been granted covering all available shares under the 2012 Equity Incentive Plan or the 2012 Equity Incentive Plan is otherwise terminated by the Board. The Board may terminate the 2012 Equity Incentive Plan at any time, but any such termination will not affect any outstanding awards. The Board may also amend the 2012 Equity Incentive Plan from time to time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association. Pursuant to such provisions, the Board has approved an increase in the shares of capital stock authorized for issuance under the 2012 Equity Incentive Plan as described above, and now submits such amendment to stockholders for approval.

AGGREGATE PAST GRANTS

As of June 30, 2017, awards covering an aggregate of 6,999,070 shares of our Common Stock had been granted and were outstanding under the 2012 Equity Incentive Plan, and awards covering an aggregate of 791,088 were outstanding under the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan” and, together with the 2012 Equity Incentive Plan, the “Incentive Plans”). In addition, since February 12, 2017, stock options covering an aggregate of 2,307,123 shares of Common Stock had been granted that were conditioned upon stockholder approval of Proposal 2 at the Annual Meeting. If Proposal 2 is not approved, such options will be cancelled and our employees, including our executive officers, and directors whose grants were subject to such approval will not receive such incentive equity compensation.

The following table shows information regarding the distribution of existing awards under the 2012 Equity Incentive Plan among the persons and groups identified below:

	Number of Shares Subject to Awards
Executive Officers	Existing 2012 Equity Incentive Plan	2012 Equity Incentive Plan, Subject to Stockholder Approval of Proposal 2 (1)	Total
Nader Z. Pourhassan President and Chief Executive Officer	2,554,000	300,000	2,854,000
Michael D. Mulholland Chief Financial Officer	1,500,000	300,000	1,800,000
Anthony D. Caracciolo Executive Chairman	1,100,000	450,000	1,550,000

Current Executive Officers as a Group	5,154,000	1,050,000	6,204,000
Current Directors who are not Executive Officers as a Group	1,183,425	1,057,123	2,240,548
Current Employees who are not Executive Officers as a Group	500,000	200,000	700,000
Prior Officers and Directors as a Group	161,645	—	161,645

Total Awards under the Incentive Plans	6,999,070	2,307,123	9,306,193

(1)	As of June 30, 2017, based on a closing stock price for the Common Stock of $0.75, the aggregate market value of the shares of Common Stock underlying stock options subject to stockholder approval of Proposal 2 was approximately $1.7 million. Includes the following option awards:
•	a stock option covering 450,000 shares of Common Stock issued to Mr. Caracciolo on February 12, 2017, with a ten-year term and an exercise price of $0.76 per share, which vests upon the achievement of certain strategic milestones specified in the award agreement;
•	a stock option covering 7,123 shares of Common Stock issued to Mr. Kelly on April 10, 2017, with a ten-year term and an exercise price of $0.61 per share, which vested (subject to shareholder approval) on May 31, 2017;
•	a stock option covering 300,000 shares of Common Stock issued to Mr. Pourhassan on June 1, 2017, with a ten-year term and an exercise price of $0.57 per share, which vests in three equal annual installments commencing on June 1, 2018;
•	a stock option covering 300,000 shares of common stock issued to Mr. Mulholland on June 1, 2017, with a ten-year term and an exercise price of $0.57 per share, which vests in three equal annual installments commencing on June 1, 2018;
•	a stock option covering 600,000 shares of Common Stock issued to Mr. Burger on June 1, 2017, with a ten-year term and an exercise prices of $0.57 per share, one third of which vests on each date that is six months, 18 months and 30 months following the grant date;
•	stock options covering 75,000 shares of Common Stock each, issued to each of the six non-executive directors on June 1, 2017, with a ten-year term and an exercise prices of $0.57 per share, which vest in four equal quarterly installments commencing on September 1, 2017; and
•	stock options covering an aggregate of 200,000 shares of Common Stock issued to other employees on June 1, 2017, with a ten-year term and an exercise prices of $0.57 per share, which vest in three equal annual installments commencing on June 1, 2018.

If Proposal 2 is not approved, such options will be cancelled and our employees, including our executive officers, and directors whose grants were subject to such approval will not receive such incentive equity compensation.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

Following is a summary of the federal income tax consequences of option and other grants under the 2012 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2012 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or other award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or other award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change, and does not address state, local or other tax laws.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Nonqualified Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

SARs. The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Shares. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Units. The recipient of a restricted unit award will generally recognize ordinary income as and when the shares of common stock subject to such award are issued to the recipient in an amount equal to the fair market value of the shares of our common stock issued (plus the amount (if any) of any cash received). The Company will generally be entitled to a corresponding tax deduction at such time. The recipient of a stock unit award may not make a Code Section 83(b) election upon receipt of a stock unit award.

Other Stock-Based Awards. The federal income tax consequences of other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards. The Company normally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

INTERESTS OF DIRECTORS AND OFFICERS

Our directors may grant awards under the 2012 Equity Incentive Plan to themselves, as well as our officers, in addition to granting awards to our other employees.

OTHER INFORMATION

A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because all awards made under the amended and restated Option Plan are discretionary. However, please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the previous fiscal year, and please refer to the description of grants made to our non-employee directors in the last previous year under the heading “Compensation of Directors” in this Proxy Statement. Additionally, certain equity awards made to directors and officers since the end of the previous fiscal year are summarized under the heading “Equity Awards Since Fiscal Year End” in this Proxy Statement, and the table above titled “Aggregate Plan Grants” includes information regarding all outstanding awards made pursuant to the 2012 Equity Incentive Plan, as well as certain additional awards outstanding pursuant to the CytoDyn Inc. 2004 Stock Incentive Plan.

No additional awards are currently contemplated to be made under the 2012 Equity Incentive Plan as to which this approval would specifically relate.

APPROVAL REQUIRED

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, shares that abstain from voting on this proposal, and broker non-votes, if applicable, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” the increase in the number of shares authorized for issuance under the CytoDyn Inc. 2012 Equity Incentive Plan.

PROPOSAL 3

APPROVAL OF A REVERSE STOCK SPLIT

General

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend its Certificate of Incorporation to effect a reverse split of outstanding shares of Common Stock within the ranges described below, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to the Company’s Certificate of Incorporation. If the stockholders approve this Proposal 3, the Board will have the authority to decide, at any time prior August 24, 2018, whether to implement the reverse stock split and the precise ratio of the reverse stock split within the ranges described below. If the reverse stock split is implemented, pursuant to the amendment to the Company’s Certificate of Incorporation that gives effect to the reverse stock split, the total number of authorized shares of Common Stock will simultaneously be reduced to 200,000,000.

The Board is asking stockholders to approve a reverse split of the Company’s Common Stock and grant to the Board the authority to set the ratio for the reverse split at either one-for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten and simultaneously reduce the number of authorized shares of Common Stock to 200,000,000 (the “Reverse Stock Split”), or not to complete the Reverse Stock Split, as determined in the discretion of the Board at any time before August 24, 2018. If the proposal is approved by stockholders, the Board will have authority to effect the Reserve Stock Split if and at such time as it determines to be appropriate. The principal effect of the Reverse Stock Split would be to decrease the outstanding number of shares of Common Stock, while simultaneously reducing the authorized number of shares of Common Stock to 200,000,000.

The Board is asking that stockholders approve a range of exchange ratios for the Reverse Stock Split because it is not possible at this time to predict market conditions at the time the split would be implemented. If stockholders approve the proposal for the Reverse Stock Split at the Annual Meeting, the Board will be authorized to implement the Reverse Stock Split at a ratio of any whole number between one-for-two and one-for-ten, or to abandon the split, as determined at the discretion of the Board. The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time the reverse split is to be implemented or abandoned.

To implement the Reverse Stock Split, the Company would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split, and the number of issued and outstanding shares of Common Stock would thereby be reduced by a ratio of one share for every two, three, four, five, six, seven, eight, nine or ten shares outstanding, depending on the ratio chosen by the Board. If the Board decides to implement the Reverse Stock Split, the Reverse Stock Split will become effective upon the filing of an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of the certificate of amendment to accomplish the Reverse Stock Split is attached to this proxy statement as Exhibit B. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Purpose

The Board is proposing the Reverse Stock Split in an effort to decrease the number of shares of Common Stock outstanding and increase the market price of its shares, in anticipation of a potential listing of the Common Stock on a national securities exchange. The Board is also seeking to reduce certain administrative burdens and costs relating to the large number of shares that are currently issued and outstanding.

The primary reason for seeking to effect the Reverse Stock Split is that the Reverse Stock Split could better enable the Company to move toward an eventual listing of our stock on the NYSE MKT, the Nasdaq Capital

Market or another national securities exchange. The Company’s Common Stock is currently quoted on the OTCQB market. Alternative markets like the OTCQB market are generally considered to be less efficient and not as widely followed as other national securities exchanges, and the Board believes listing on a national securities exchange will help support and maintain stock liquidity and company recognition for its stockholders. The Board believes that the Reverse Stock Split will enhance the Company’s ability to obtain an initial listing on such a national securities exchange. The NYSE MKT requires, among other items, an initial bid price of at least $2.00 per share. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. As of June 30, 2017, the closing stock price of Common Stock was $0.75 per share, and the 52-week high price was $1.17. Reducing the number of outstanding shares of the Common Stock should, absent other factors, increase the per share market price of the Common Stock, helping the Company move toward satisfying the minimum bid price listing standards of such national securities exchanges; although the Company cannot provide any assurance that the minimum bid price would continue to be achieved following any Reverse Stock Split.

The SEC has rules governing “penny stock” that impose additional burdens on broker-dealers trading in stock priced at or below $5.00 per share, unless listed on certain securities exchanges. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could be limiting the market price and liquidity of the Common Stock.

In addition, certain brokerage firms have internal practices and policies that discourage individual brokers from dealing in stocks trading below a particular dollar level. Further, since the brokerage commissions on stock with a low trading price generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in stocks with a low trading price pay transaction costs (commissions, markups, or markdowns) at a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase Common Stock. The Board also believes that certain institutional investors, such as mutual funds or pension plans, have policies or procedures that discourage or prohibit acquisitions of shares priced at less than $5.00 per share, making shares of Common Stock less attractive. Each of these factors could weaken the market for the Company’s Common Stock.

Reducing the number of outstanding shares of Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of Common Stock. However, other factors, such as financial results and market conditions, may adversely affect the market price of Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of Common Stock will increase proportionately following the Reverse Stock Split, or that the market price of Common Stock will not decrease in the future. Accordingly, the total market capitalization of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Additionally, if implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock, particularly as the ratio for the Reverse Stock Split increases. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

In connection with the Reverse Stock Split, the Board will reduce the number of authorized shares of Common Stock to 200,000,000 shares. Following the Reverse Stock Split, any Common Stock authorized and unreserved for issuance will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of debt into equity, exercise of stock options or other corporate purposes, and any such issuances may be dilutive to current stockholders.

Other than as disclosed in this proxy statement, the Company has no other specific plans, arrangements or understandings regarding the issuance of shares of Common Stock that may become available for issuance as a result of implementation of the Reverse Stock Split if Proposal 3 is approved by the Company’s stockholders at the Annual Meeting.

Effects of the Reverse Stock Split

To implement the Reverse Stock Split, the Company would, at a meeting of the Board or by written consent in lieu of a meeting, resolve to effect the Reverse Stock Split. Upon such resolution and without further action on the part of the Company’s stockholders, the shares of Common Stock held by stockholders of record as of the effective time of such resolution would be converted into the number of shares of Common Stock (the “New Common Stock”) calculated based on the reverse split ratio determined and approved by the Board pursuant to such resolution. The Company will issue cash in lieu of any fractional shares left after the Reverse Stock Split has been effected.

For example, if a stockholder presently holds 100 shares of Common Stock, he or she would hold 50 shares following a one-for-two split, 33 shares following a one-for-three split, 25 shares following a one-for-four split, 20 shares following a one-for-five split, 16 shares following a one-for-six split, 14 shares following a one-for-seven split, 12 shares following a one-for-eight split, 11 shares following a none-for-nine split and 10 shares following a one-for-ten split. No fractional shares or script would be issued. Each stockholder who would otherwise be entitled to a fraction of a share would receive a cash payment for such share based on the average closing price of a share of Common Stock on the OTCQB of the OTC Markets marketplace, or such other securities trading market on which the Common Stock it is quoted or listed for trading (as determined in good faith by the Board), for the five trading days immediately preceding (but not including) the effective date of the Reverse Stock Split.

The following table contains approximate information relating to the Company’s Common Stock based upon the number of authorized shares of Common Stock set forth in the Company’s Certificate of Incorporation, as amended, on file with the Secretary of State of the State of Delaware if the Reverse Stock Split is implemented at a ratio of (i) one-for-two, (ii) one-for-five and (iii) one-for-ten, in each case based on share information as of close of business on June 30, 2017:

	Shares Issued and Outstanding(1)	Shares Authorized and Reserved for Issuance(1)(2)	Shares Authorized and Unreserved for Issuance(1)	Total Authorized(1)
As of June 30, 2017	152,763,243	91,569,487	105,667,270	350,000,000
1-for-2 Reverse Split	76,381,621	45,784,743	77,833,636	200,000,000
1-for-5 Reverse Split	30,552,648	18,313,897	151,133,455	200,000,000
1-for-10 Reverse Split	15,276,324	9,156,948	175,566,728	200,000,000

(1)	These estimates do not reflect the potential effects of cashing out of fractional shares that may result from the Reverse Stock Split.
(2)	Includes (i) 68,890,107 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.84 as of June 30, 2017; (ii) 7,945,158 shares issuable upon the exercise of outstanding options under the 2004 Stock Incentive Plan and under the 2012 Equity Incentive Plan, at a weighted average exercise price of $0.98, as of June 30, 2017; (iii) 2,307,123 shares of Common Stock to be issuable upon the exercise of options for which the grants were conditioned upon stockholder approval of Proposal 2 at the Annual Meeting; (iv) assuming that Proposal 2 is approved by stockholders at the Annual Meeting, 5,693,807 shares reserved for future issuance under the 2012 Equity Incentive Plan; (v) 5,451,329 shares reserved for the conversion of convertible notes and 16,455 shares for interest on such convertible notes, which may be paid in Common Stock rather than cash; and (vi) 1,265,508 shares reserved for future issuance upon the conversion of 921,000 shares outstanding of Series B Convertible Preferred Stock, with a conversion ratio of one share of Series B for 10 shares of Common Stock, plus undeclared dividends thereon in the form of Common Stock. Does not include any shares of Common Stock issuable upon the conversion of convertible notes or the exercise of warrants that have been issued in private transactions since June 30, 2017.

All outstanding stock options, warrants and convertible securities will be adjusted to reduce the number of shares to be issued upon exercise or conversion of such options, warrants or convertible securities, and increase the exercise or conversion price thereof, proportionately. Accordingly, following the Reverse Stock Split, the outstanding Series B Convertible Preferred Stock will be convertible into a proportionately fewer number of shares of Common Stock. Also, without reflecting the potential effects of the approval of a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan as specified herein, the Company has a total of 7,000,000 shares authorized for issuance under its 2012 Equity Incentive Plan (the “Plan”), of which 930 shares remain available for future awards, with an aggregate of 2,307,123 additional shares of Common Stock to be issuable upon the exercise of options for which the grants were conditioned upon stockholder approval of Proposal 2 at the Annual Meeting. When the reverse split becomes effective, the number of shares reserved for issuance under the 2012 Equity Incentive Plan will be proportionately decreased as well.

As of June 30, 2017, there were approximately 540 holders of record of Common Stock (although there are significantly more beneficial holders). The Company does not expect the Reverse Stock Split to result in a significant reduction in the number of record holders.

Board Discretion to Implement the Reverse Stock Split

If this proposal is approved by the stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s Common Stock, prevailing market conditions, and the likely effect on the market price of the Common Stock. If the Board determines to effect the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time, the effect of a particular ratio on the market for the Company’s Common Stock, the Company’s ability to obtain an initial listing on a national securities exchange and the recent trading history of the Common Stock.

Exchange of Stock Certificates; Fractional Shares

As soon as practicable after the effective time of the Reverse Stock Split, the Company, or its transfer agent, will send a letter to each stockholder of record for use in transmitting certificates representing shares of Common Stock (“Old Certificates”) to the Company’s transfer agent, Computershare (the “Exchange Agent”). The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock and a cash payment in lieu of any fractional share. No new certificates will be issued to a stockholder until such Old Certificates are surrendered, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding stock certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. All expenses of the exchange of certificates will be borne by the Company.

The Company intends to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial or “street name” holders. However, these banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of Common Stock with a bank, broker or other nominee should contact their bank, broker or other nominee with any questions in this regard.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in Proposal No. 3, as a result of their ownership of shares of Common Stock. However, we do not believe that such officers or directors have interests in Proposal No. 4 that are different from or greater than those of any other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed federal income tax regulations, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Common Stock. The Company has not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to holders that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. HOLDERS OF COMMON STOCK ARE STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAW.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered and such U.S. Holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a U.S. Holder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split will recognize gain or loss based upon the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share as set forth above, as if such fractional shares were distributed as part of the Reverse Stock Split and then redeemed, subject to the provisions and limitations of section 302 of the Code (including, without limitation, certain attribution rules that could result in the cash payment being treated as a dividend). The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective time of the Reverse Stock Split.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to holders who receive cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) any holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption Approval Required.

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote on the proposal. Abstentions and broker non-votes, if applicable, with respect to this proposal will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to approve the Reverse Stock Split at a ratio of any whole number between one-for-two and one-for-ten, as determined by the Board, and simultaneously reduce the total number of authorized shares of common stock to 200,000, at any time before August 24, 2018, if and as determined by the Board.

Notwithstanding Stockholder approval of Proposal 3, the Board may abandon Proposal 3 without further stockholder action.

PROPOSAL 4

PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL TO 375,000,000 SHARES OF COMMON STOCK

Solely if the stockholders do not approve the Reverse Stock Split described in Proposal 3, or if the stockholders approve the Reverse Stock Split but the Board determines not to implement it, then Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock to 375,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit C. This proposal to increase the number of shares of Common Stock authorized for issuance, if approved at the Annual Meeting, will become effective in the event that the stockholders do not approve, or the Board determines not to implement, the Reverse Stock Split, in which case the Company’s number of shares of authorized Common Stock will be increased to 375,000,000 shares upon the filing of the certificate of amendment with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is incorporated herein by reference.

Reasons for the Increase

The Board believes that it is desirable to have sufficient authorized shares of Common Stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. The Board believes that having such authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. There are certain advantages and disadvantages of an increase in authorized Common Stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the type of transactions described above, or other financing transactions.

•	To have shares of Common Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

•	The shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

The Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of Common Stock to be authorized by the proposed Certificate Amendment. The

Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Company and its stockholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

If the Company’s stockholders do not approve the increase in authorized shares of Common Stock, then the Company will be limited in its ability to use shares of Common Stock for financing, acquisitions or other general corporate purposes. As of June 30, 2017, based on the number of authorized shares of Common Stock set forth in the Company’s Certificate of Incorporation, as amended, on file with the Secretary of the State of Delaware, the Company had 105,667,270 shares of Common Stock authorized and unreserved for issuance, which would be available for such purpose.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote on the proposal. Abstentions and broker non-votes, if applicable, with respect to this proposal will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized capital to 375,000,000 shares of Common Stock.

Notwithstanding stockholder approval of Proposal 4, the Board may abandon Proposal 4 without further stockholder action.

PROPOSAL 5

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE “ONLY WITH CAUSE” REQUIREMENT FOR STOCKHOLDER REMOVAL OF A DIRECTOR

General

The Board has approved, and recommends that stockholders approve, an amendment to the Company’s Certificate of Incorporation to eliminate the “only with cause” requirement prescribed by Article VI for stockholder removal of a director.

Elimination of “Only With Cause” Requirement for Stockholder Removal of a Director

On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Court of Chancery held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for cause” director removal provisions conflicted with Section 141(k) of the General Corporation Law of the State of Delaware and were therefore invalid.

Section 5 of Article VI of the Company’s Certificate of Incorporation currently contains a similar “only with cause” director removal provisions, and the Certificate of Incorporation does not provide for a classified board of directors or cumulative voting.

Our Board of Directors approved a proposed amendment to the Certificate of Incorporation to delete the provision specifying that directors are removable only with cause. The text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit D. The amendment will not become effective unless it is approved by stockholders. If this proposal is approved, the Company will file the amendment with the Secretary of State of the State of Delaware, at which time it will become effective.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote on the proposal. Abstentions and broker non-votes, if applicable, with respect to this proposal will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the amendment to Article VI of our Certificate of Incorporation to eliminate the “only with cause” requirement for stockholder removal of a director.

Notwithstanding stockholder approval of Proposal 5, the Board may abandon Proposal 5 without further stockholder action.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Warren Averett, LLC as the Company’s independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending May 31, 2018. Although the selection of independent auditors is not required to be submitted to a stockholder vote by the Company’s governance documents or applicable law, the Board has decided to ask the stockholders to ratify the selection. If the stockholders do not approve the selection of Warren Averett, the Audit Committee will reconsider its selection.

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, shares that abstain from voting on this proposal and broker non-votes, if applicable, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” ratification of the selection of Warren Averett, LLC as the Company’s independent registered public accounting firm for fiscal 2018.

PROPOSAL 7

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) included a provision that requires public companies to hold an advisory stockholder vote to approve or disapprove the compensation of their named executive officers. The Dodd-Frank Act also included a provision providing stockholders of a public company the opportunity to vote, on an advisory basis, on how frequently they would like the company to hold an advisory vote on the compensation of executive officers. At the 2013 annual meeting, the Company’s stockholders approved the Board’s recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, the Company is conducting an advisory vote to approve the compensation of the Company’s executive officers again this year.

A detailed description of the compensation paid to executive officers is included in this proxy statement under the heading “Executive Compensation” in accordance with the SEC’s rules.

The Company’s philosophy is that executive compensation should align with stockholders’ interests, without encouraging excessive and unnecessary risk. During fiscal 2017, the main components of executive compensation, as shown in the Summary Compensation Table in this proxy statement, included (i) base salary, (ii) bonus based on the Compensation Committee’s assessment of each executive officer’s performance in achieving corporate and individual goals, and (iii) employee stock options. This vote is intended to consider the overall compensation of executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends that stockholders vote, on an advisory basis, “FOR” the following resolution:

“RESOLVED, that the compensation paid to named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above-referenced disclosures appear under the heading “Executive Compensation” in this proxy statement.

Provided that a quorum is present, this proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. Shares that are not represented at the Annual Meeting, shares that abstain from voting on this proposal and broker non-votes, if applicable, will have no effect on the outcome of the voting on this proposal.

MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Warren Averett, LLC (“Warren Averett”) was the Company’s independent registered public accounting firm with respect to its audited financial statements for the fiscal year ended May 31, 2017. Representatives of Warren Averett are not expected to be present at the Annual Meeting.

Board Pre-Approval Process, Policies and Procedures

The Audit Committee pre-approves all engagements for audit and non-audit services provided by the Company’s independent registered public accounting firm. Warren Averett performed its audit procedures in accordance with the Audit Committee’s policies and procedures. Warren Averett informed the Audit Committee of the scope and nature of each service provided. No services were provided by Warren Averett during fiscal 2016 or fiscal 2017 other than audit, review, or attest services.

Fees Paid to Principal Independent Registered Public Accounting Firm

The aggregate fees billed during the fiscal years ended May 31, 2017 and 2016 for professional services rendered by Warren Averett for: (1) Audit Fees (the audit of the financial statements included in the Company’s annual reports on Form 10-K and for the review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q) were approximately $120,000 and $110,000, respectively; (2) Audit-Related Fees (review of the Company’s Registration Statements on Forms S-1 and S-3, related accountants’ consent and other matters) were $7,000 and $15,000, respectively; and (3) Tax Fees, including tax return preparation fees of $4,500 and $4,500, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee met with management and the Company’s independent auditors, Warren Averett, to review the Company’s accounting functions and the audit process and to review and discuss the audited financial statements for the fiscal year ended May 31, 2017. The Audit Committee discussed and reviewed with Warren Averett the matters required to be discussed by PCAOB Auditing Standard No. 1301, as amended, “Communications with Audit Committees.” Warren Averett has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

Gregory A. Gould (Chair), Carl C. Dockery, Scott A. Kelly and A. Bruce Montgomery

OTHER MATTERS

Management is not aware of any matters to be brought before the Annual Meeting other than those discussed above. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter pursuant to the discretionary authority given in the proxy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, Attn.: Secretary, or by phone at (360) 980-8524. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2018

For the 2018 annual meeting of stockholders, pursuant to the Company’s Bylaws, a proposal to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received between April 26, 2018 and May 26, 2018, inclusive; provided that, if the 2018 annual meeting is not first convened between July 25, 2018 and October 23, 2018, inclusive, then the notice must be delivered prior to the later of (x) the ninetieth day prior to the meeting date or (y) the tenth day following the first public announcement of the meeting date.

In order to be eligible for inclusion in the proxy materials of the Company for the 2018 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must be received by March 22, 2018. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. In addition, if the Company receives notice of a stockholder proposal after June 5, 2018, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

Any proposals to take action at the 2018 annual meeting of stockholders should be addressed to Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $7,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

July , 2017	CYTODYN INC.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Exhibit A

AMENDMENTS TO THE

CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

Dated: February 12, 2017

WHEREAS, the Board of Directors of CytoDyn Inc. (the “Company”) heretofore established the CytoDyn Inc. 2012 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the number of shares of common stock of the Corporation available for grants of “Awards” (as defined under the Plan) thereunder from 7,000,000 to 15,000,000 (not counting shares of common stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are to be available as grants as Incentive Stock Options; and

WHEREAS, the Board of Directors also desires to amend the Plan to increase the number of shares of common stock of the Corporation that may be granted under the Plan to any individual during a year with respect to Options and/or Stock Appreciation Rights from 1,000,000 to 3,000,000; and

WHEREAS, the Board of Directors further desires to amend the Plan to increase the number of shares of common stock of the Corporation that may be granted under the Plan as Restricted Share Awards and/or Restricted Unit Awards from 2,500,000 to 5,000,000; and

WHEREAS, Article 12 of the Plan authorizes the Board of Directors to amend the Plan, subject to shareholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s shareholders, effective the date hereof, the Plan is hereby amended as follows:

1.	Section 4.3 of the Plan is hereby amended in its entirety, to read as follows:

“4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 15,000,000, all of which may be issued under the Plan through Incentive Stock Options. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is settled in cash in lieu of Shares or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In addition, if the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Corporation, only the number of Shares issued net of Shares tendered to the Corporation shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.”

2.	Section 6.8 of the Plan is hereby amended in its entirety, to read as follows:

“6.8 Limitation on Number of Shares Subject to Options. In no event may Options for more than 3,000,000 Shares be granted to any individual under the Plan during any calendar year. To the extent required by Section 162(m) of the Code, if any Option is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to an individual under the Plan.”

3.	Section 7.5 of the Plan is hereby amended in its entirety, to read as follows:

“7.5 Limitation on Number of Stock Appreciation Rights. The maximum number of Shares with respect to which Stock Appreciation Rights may be granted to any individual under the Plan during any calendar year is 3,000,000. To the extent required by Section 162(m) of the Code, if any SAR is canceled, the canceled SAR shall continue to be counted against the maximum number of Shares for which SARs may be granted to an individual under the Plan.”

4.	Section 8.7 of the Plan is hereby amended in its entirety, to read as follows:

“8.7 Limitation in Number of Restricted Awards. The aggregate number of Shares subject to Restricted Share Awards and Restricted Unit Awards that may be granted under the Plan may not exceed 5,000,000 Shares.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed these Amendments as evidence of their adoption by the Board of Directors of the Company on the date set forth above.

CYTODYN INC.

By:	/s/ Michael D. Mulholland
Title:	Chief Financial Officer, Treasurer and Corporate Secretary
Date:	February 13, 2017

Exhibit B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2015 (as amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph under Article IV and replacing such paragraph with the following two paragraphs:

“Effective at the effective time of this Certificate of Amendment (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each two (2) to ten (10) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock, the exact ratio within the two to ten range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to cash payment, based on the average closing price of a share of Common Stock on the OTCQB of the OTC Markets marketplace, or such other securities market on which the Common Stock is quoted or listed for trading (as determined in good faith by the Board of Directors), for the five trading days immediately preceding (but not including) the date of the Effective Time, for each fractional share of Common Stock that would have been issued to such person. Effective upon the Effective Time, the total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred and Five Million (205,000,000), of which (i) Two Hundred Million (200,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million Shares (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

“Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective at 4:01 p.m. (Eastern Time) on [ ], 201[ ].

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [    ], 20[    ].

CYTODYN INC.

By:
Name:

Exhibit C

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2015 (as amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and replacing such paragraph with the following paragraph:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred and Eighty Million (380,000,000), of which (i) Three Hundred and Seventy Five Million (375,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million Shares (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall be effective immediately upon filing.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [    ], 20[    ].

CYTODYN INC.

By:
Name:

C-2

Exhibit D

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2015 (as amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 5 under Article VI, and replacing such paragraph with the following:

“5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only by the affirmative vote of the holders of at least a majority in voting power of the shares then entitled to vote at an election of Directors.”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall be effective immediately upon filing.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [    ], 20[    ].

CYTODYN INC.

By:
Name:

D-2